Exhibit 99.1

Kinsale Capital Group Reports First Quarter 2026 Results
Richmond, VA, April 23, 2026 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $112.6 million, $4.88 per diluted share, for the first quarter of 2026 compared to $89.2 million, $3.83 per diluted share, for the first quarter of 2025. Net income included after-tax catastrophe losses of $1.3 million in the first quarter of 2026 and $17.8 million in the first quarter of 2025. Net operating earnings(1) were $117.8 million, $5.11 per diluted share, for the first quarter of 2026 compared to $86.4 million, $3.71 per diluted share, for the first quarter of 2025.

	Three Months Ended March 31,
	2026	2025	% Change
Diluted earnings per share	$4.88	$3.83	27.4%
Diluted operating earnings per share(1)	$5.11	$3.71	37.7%
Highlights for the quarter included:
•Gross written premiums decreased by 0.5% to $482.0 million
•Net written premiums increased by 5.6% to $403.3 million
•Net investment income increased by 26.5% to $55.4 million
•Underwriting income(2) was $94.5 million, resulting in a combined ratio(5) of 77.4%
•Annualized operating return on equity(7) was 24.0% for the three months ended March 31, 2026

"Our first quarter results demonstrate exceptional profitability," said Chairman, President and Chief Executive Officer, Michael P. Kehoe. "We have confidence in our strategy of underwriting discipline and maintaining structurally low costs. Particularly in a competitive market, we remain focused on delivering long-term stockholder value throughout the market cycle by generating consistent and attractive underwriting profits while managing our capital prudently."
Results of Operations
Underwriting Results
Gross written premiums were $482.0 million for the first quarter of 2026 compared to $484.3 million for the first quarter of 2025, a decrease of 0.5%. The decrease in gross written premiums was primarily due to a 28.3% decline in the Commercial Property Division, one of the Company's largest divisions, driven by continued rate decreases from heightened competition, including from standard carriers. Excluding the Commercial Property Division, gross written premiums increased 6.0% compared to the prior-year period, reflecting continued strong submission flow across most divisions.
Net written premiums were $403.3 million for the first quarter of 2026 compared to $381.7 million for the first quarter of 2025, an increase of 5.6%. The increase in net written premiums was primarily due to an increase in retention on the Company's reinsurance treaties effective with the June 2025 renewal.
Underwriting income(2) was $94.5 million, resulting in a combined ratio(5) of 77.4% for the first quarter of 2026, compared to $67.5 million and a combined ratio(5) of 82.1% for the same period last year. The increase in underwriting income(2) was largely due to growth in net earned premiums, lower catastrophe losses and higher favorable development of loss reserves from prior accident years.
Loss(3) and expense(4) ratios were 56.3% and 21.1%, respectively, for the first quarter of 2026 compared to 62.1% and 20.0% for the first quarter of 2025. Results for the first quarter of 2026 and 2025 included net favorable development of loss reserves from prior accident years of $18.7 million, or 4.5 points, and $14.6 million, or 3.9 points, respectively. The loss ratio for the first quarter of 2026 included 0.4 points of net catastrophe losses. The loss ratio for the first quarter of 2025 included 6.0 points of net catastrophe losses, primarily related to the Palisades Fire. The increase in the expense ratio to 21.1% in the first quarter of 2026 from 20.0% in the first quarter of 2025 was primarily due to lower ceding commissions as a result of higher retention on the Company’s reinsurance treaties. The economic effect of lower ceding commissions was more than offset by the retention of incremental underwriting margin and higher investment income.
Summary of Operating Results
The Company’s operating results for the three months ended March 31, 2026 and 2025 are summarized as follows:

	Three Months Ended March 31,
	2026	2025
	($ in thousands)
Gross written premiums	$482,018	$484,275
Ceded written premiums	(78,756)	(102,570)
Net written premiums	$403,262	$381,705

Net earned premiums	$406,859	$365,790
Fee income	10,995	9,559
Losses and loss adjustment expenses	235,119	232,976
Underwriting, acquisition and insurance expenses	88,234	74,912
Underwriting income(2)	$94,501	$67,461

Loss ratio(3)	56.3%	62.1%
Expense ratio(4)	21.1%	20.0%
Combined ratio(5)	77.4%	82.1%

Annualized return on equity(6)	22.9%	23.3%
Annualized operating return on equity(7)	24.0%	22.5%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to the sum of net earned premiums and fee income.
(4)    Expense ratio, expressed as a percentage, is the ratio of underwriting, acquisition and insurance expenses to the sum of net earned premiums and fee income.
(5)    The combined ratio is the sum of the loss ratio and expense ratio as presented. Calculations of each component may not add due to rounding.
(6)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(7)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following table summarizes losses incurred for the current accident year and the development of prior accident years for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31, 2026		Three Months Ended March 31, 2025
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$252,188	60.4%	$225,047	60.0%
Current accident year - catastrophe losses	1,636	0.4%	22,578	6.0%
Effect of prior accident year development	(18,705)	(4.5)%	(14,649)	(3.9)%
Total	$235,119	56.3%	$232,976	62.1%

Investment Results
Net investment income was $55.4 million in the first quarter of 2026 compared to $43.8 million in the first quarter of 2025, an increase of 26.5%. This increase was driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows. The Company’s investment portfolio had an annualized gross investment return(8) of 4.5% and 4.3% for the first quarter of 2026 and 2025, respectively. Funds are generally invested conservatively in high-quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.1 years and 4.0 years at March 31, 2026 and December 31, 2025, respectively. Cash and invested assets totaled $5.3 billion at March 31, 2026 and $5.2 billion at December 31, 2025.
(8)    Gross investment return is investment income from fixed-maturity and equity securities (and short-term investments, if any), before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.
Capital Return to Stockholders
During the first quarter of 2026, the Company repurchased 166,042 shares of its common stock in the open market at an average price of $376.41 per share for a total cost of $62.5 million. At March 31, 2026, the Company had $187.5 million of capacity remaining under its share repurchase program.
During the first quarter of 2026, the Company declared and paid a cash dividend of $0.25 per share of common stock for a total distribution of $5.7 million.
Other
The effective tax rates for the three months ended March 31, 2026 and March 31, 2025 were 19.4% and 20.6%, respectively. In the first quarter of 2026 and 2025, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation, including stock options exercised, and from tax-exempt investment income.
Stockholders' equity was $2.0 billion at both March 31, 2026 and December 31, 2025. Book value per share was $85.31 at March 31, 2026 compared to $84.66 at December 31, 2025. Annualized operating return on equity(7) was 24.0% for the first three months of 2026, an increase from 22.5% for the first three months of 2025. The increase was due primarily to higher profitability compared to the prior-year period offset in part by higher average stockholders' equity.

Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, net realized investment gains and losses, after taxes, and change in allowance for credit losses on investments, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.
For the three months ended March 31, 2026 and 2025, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended March 31,
	2026	2025
	($ in thousands, except per share data)
Net operating earnings:
Net income	$112,554	$89,227
Adjustments:
Change in the fair value of equity securities, before taxes	8,356	(3,038)
Income tax (benefit) expense (1)	(1,755)	638
Change in fair value of equity securities, after taxes	6,601	(2,400)

Net realized investment gains, before taxes	(1,719)	(537)
Income tax expense (1)	361	113
Net realized investment gains, after taxes	(1,358)	(424)

Change in allowance for credit losses on investments, before taxes	27	20
Income tax benefit (1)	(6)	(4)
Change in allowance for credit losses on investments, after taxes	21	16
Net operating earnings	$117,818	$86,419

Diluted operating earnings per share:
Diluted earnings per share	$4.88	$3.83
Change in the fair value of equity securities, after taxes, per share	0.29	(0.10)
Net realized investment gains, after taxes, per share	(0.06)	(0.02)
Diluted operating earnings per share(2)	$5.11	$3.71

Operating return on equity:
Average equity(3)	$1,963,465	$1,533,268
Annualized return on equity(4)	22.9%	23.3%
Annualized operating return on equity(5)	24.0%	22.5%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.

(3)    Average equity is computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, change in allowance for credit losses on investments, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three months ended March 31, 2026 and 2025, net income reconciles to underwriting income as follows:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net income	$112,554	$89,227
Income tax expense	27,106	23,084
Income before income taxes	139,660	112,311
Net investment income	(55,423)	(43,819)
Change in the fair value of equity securities	8,356	(3,038)
Net realized investment gains	(1,719)	(537)
Change in allowance for credit losses on investments	27	20
Interest expense	3,167	2,538
Other expenses (6)	529	660
Other income	(96)	(674)
Underwriting income	$94,501	$67,461
(6)    Other expenses includes primarily corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, April 24, 2026 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (800) 715-9871, conference ID# 6520221, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended March 31,
	2026	2025
Revenues	(in thousands, except per share data)
Gross written premiums	$482,018	$484,275
Ceded written premiums	(78,756)	(102,570)
Net written premiums	403,262	381,705
Change in unearned premiums	3,597	(15,915)
Net earned premiums	406,859	365,790
Fee income	10,995	9,559
Net investment income	55,423	43,819
Change in the fair value of equity securities	(8,356)	3,038
Net realized investment gains	1,719	537
Change in allowance for credit losses on investments	(27)	(20)
Other income	96	674
Total revenues	466,709	423,397

Expenses
Losses and loss adjustment expenses	235,119	232,976
Underwriting, acquisition and insurance expenses	88,234	74,912
Interest expense	3,167	2,538
Other expenses	529	660
Total expenses	327,049	311,086
Income before income taxes	139,660	112,311
Total income tax expense	27,106	23,084
Net income	112,554	89,227

Other comprehensive income (loss)
Change in net unrealized losses on available-for-sale investments, net of taxes	(34,913)	26,382
Total comprehensive income	$77,641	$115,609

Earnings per share:
Basic	$4.90	$3.85
Diluted	$4.88	$3.83

Weighted-average shares outstanding:
Basic	22,975	23,170
Diluted	23,057	23,313

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$4,402,650	$4,341,450
Equity securities at fair value	644,541	626,399
Real estate investments, net	54,952	55,236
Short-term investments	—	3,864
Total investments	5,102,143	5,026,949

Cash and cash equivalents	223,263	163,361
Investment income due and accrued	29,999	30,971
Premiums receivable, net	128,574	124,593
Reinsurance recoverables, net	413,242	394,329
Ceded unearned premiums	43,866	44,506
Deferred policy acquisition costs, net of ceding commissions	119,165	118,737
Intangible assets	3,538	3,538
Deferred income tax asset, net	53,725	42,191
Other assets	97,955	94,386
Total assets	$6,215,470	$6,043,561

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$3,063,156	$2,890,870
Unearned premiums	856,157	860,394
Payable to reinsurers	33,454	34,385
Accounts payable and accrued expenses	22,354	66,301
Debt	224,466	224,397
Other liabilities	48,537	7,631
Total liabilities	4,248,124	4,083,978

Stockholders' equity	1,967,346	1,959,583
Total liabilities and stockholders' equity	$6,215,470	$6,043,561